UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2015 (December 14, 2015)

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PFIZER INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:
(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2015, the Board of Directors of Pfizer Inc. (the “Company”) approved amendments to the Company’s By-laws to implement proxy access.  Article II, Section 16 has been added to the By-laws to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholders and the nominees satisfy the requirements specified in the By-laws.  Proxy access will first be available to shareholders in connection with the Company’s 2017 annual meeting.

The By-laws were also amended to make certain clarifications and refinements to the advance notice bylaw for nominations, contained in Article II, Section 13, and other technical and administrative changes.

The foregoing description of the Company’s By-laws is qualified in all respects by reference to the text of the By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Pfizer Inc. By-laws, as amended on December 14, 2015.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Margaret M. Madden Margaret M. Madden
Dated: December 18, 2015	Title: Vice President and Corporate Secretary Chief Governance Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Pfizer Inc. By-laws, as amended on December 14, 2015.